EXHIBIT 99.1

CONTACT:
Dr. J.W. Stucki, CEO
American HealthChoice, Inc.
972/538-0122 x203

Paul Knopick
E & E Communications
949/707-5365
pknopick@eandecommunications.com

AMERICAN HEALTHCHOICE ANNOUNCES POSTPONEMENT
OF ANNUAL REPORT FILING

FLOWER MOUND, Texas, January 18, 2007 - American HealthChoice, Inc. (OTC BB: AMHI), a medical services company with more than 50 owned and affiliated medical clinics in Texas and Tennessee, announced today it has postponed filing its Form 10-KSB Annual Report for the fiscal year ended September 30, 2006 with the U.S. Securities & Exchange Commission because of personnel changes that have occurred at the Company.

"Our financial staff continues to work with our accounting firm, Lane Gorman Trubitt, L.L.P. to complete the annual audit and file the Form 10-KSB expeditiously," said Dr. J. W. Stucki, American HealthChoice Chairman and CEO.

Safe Harbor Statement: The statements in this release that relate to future plans, expectations, events, performance, and the like are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Actual results or events could differ materially from those described in the forward-looking statements due to a variety of factors, including those set forth in the company's report on Form 10-KSB for fiscal year 2005 filed with the Securities and Exchange Commission on January 13, 2006.